===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------

                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 20, 2002


                             FLEMING COMPANIES, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)




         Oklahoma                       1-8140                   48-0222760
----------------------------     ---------------------      -------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)


                 1945 Lakepointe Drive, Lewisville, Texas 75057
                 ----------------------------------------------

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (972) 906-8000

                                 Not Applicable
             ------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         On April 23, 2002, we entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Fleming Companies, Inc., Platform Corporation, our wholly owned subsidiary ("Buyer Sub"), Core-Mark International, Inc. ("Core-Mark") and the stockholders of Core-Mark, pursuant to which Buyer Sub will merge with and into Core-Mark. Our acquisition of Core-Mark is subject to a number of customary closing conditions.

         (a) Financial Statements of Business To Be Acquired

             i. Core-Mark Condensed Consolidated Balance Sheet as of March 31, 2002

            ii. Core-Mark Condensed Consolidated Statements of Income for the three months ended March 31, 2001 and 2002

           iii. Core-Mark Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and 2002

            iv.     Notes to Core-Mark Condensed Consolidated Financial
                    Statements

             v.     Independent Auditors' Report

            vi. Core-Mark Consolidated Balance Sheets as of December 31, 2000 and 2001

           vii. Core-Mark Consolidated Statements of Income for the years ended December 31, 1999, 2000 and 2001

          viii. Core-Mark Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999, 2000 and 2001

            ix. Core-Mark Consolidated Statements of Cash Flows for the years ended December 31, 1999, 2000 and 2001

             x.     Notes to Core-Mark Consolidated Financial Statements

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)


                                                                                       MARCH 31, 2002
                                                                                       --------------
ASSETS

Current assets:
     Cash ........................................................................     $        23,542
     Receivables:
         Trade accounts, less allowance for doubtful accounts of $4,183 ..........             111,879
         Other ...................................................................              19,023
     Inventories, net of LIFO allowance of $52,133 ...............................             118,278
     Prepaid expenses and other ..................................................               8,610
                                                                                       ---------------
         Total current assets ....................................................             281,332

Property and equipment ...........................................................              77,970
     Less accumulated depreciation ...............................................             (46,555)
                                                                                       ---------------
     Net property and equipment ..................................................              31,415

Other assets .....................................................................               6,034
Goodwill, net of accumulated amortization of $25,623 .............................              57,684
                                                                                       ---------------
Total assets .....................................................................     $       376,465
                                                                                       ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable ......................................................     $        55,884
     Cigarette and tobacco taxes payable .........................................              59,088
     Income taxes payable ........................................................               7,079
     Deferred income taxes .......................................................               4,869
     Current portion of long-term debt ...........................................              76,000
     Other accrued liabilities ...................................................              31,674
                                                                                       ---------------
         Total current liabilities ...............................................             234,594

Long-term debt ...................................................................              75,000
Other accrued liabilities and deferred income taxes ..............................              12,527
                                                                                       ---------------
     Total liabilities ...........................................................             322,121

Commitments and contingencies:
Shareholders' equity:
     Common stock; $.01 par value; 10,000,000 shares authorized;
         5,500,000 shares issued and outstanding .................................                  55
     Additional paid-in capital ..................................................              26,121
     Retained earnings ...........................................................              37,443
     Accumulated comprehensive loss:
         Cumulative currency translation adjustments .............................              (5,447)
         Additional minimum pension liability ....................................              (3,828)
                                                                                       ---------------
         Total shareholders' equity ..............................................              54,344
                                                                                       ---------------
Total liabilities and shareholders' equity .......................................     $       376,465
                                                                                       ===============


            See Notes to Condensed Consolidated Financial Statements

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)



                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                  -----------------------------
                                                      2001             2002
                                                  ------------     ------------
Net sales ...................................     $    754,266     $    825,153
Cost of goods sold ..........................          705,121          774,297
                                                  ------------     ------------
     Gross profit ...........................           49,145           50,856
Operating and administrative expenses .......           42,150           41,463
                                                  ------------     ------------
     Operating income .......................            6,995            9,393

Interest expense, net .......................            3,042            2,488
Amortization of debt refinancing costs ......              318              318
                                                  ------------     ------------
     Income before income taxes .............            3,635            6,587

Income tax expense ..........................            1,633            2,832
                                                  ------------     ------------
     Net income .............................     $      2,002     $      3,755
                                                  ============     ============




            See Notes to Condensed Consolidated Financial Statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)



                                                                               THREE MONTHS
                                                                              ENDED MARCH 31,
                                                                      ------------------------------
                                                                          2001              2002
                                                                      ------------      ------------

CASH PROVIDED BY OPERATING ACTIVITIES:


Net income ......................................................     $      2,002      $      3,755

     Adjustments to reconcile net income to
         net cash provided by operating activities:
     LIFO expense ...............................................              397               219
     Amortization of goodwill ...................................              521                 0
     Depreciation and amortization ..............................            1,954             2,052
     Amortization of debt refinancing fees ......................              318               318
     Deferred income taxes ......................................              318               135
     Other ......................................................              719               440

     Changes in operating assets and liabilities ................           42,638             5,045
                                                                      ------------      ------------
Net cash provided by operating activities .......................           48,867            11,964
                                                                      ------------      ------------
INVESTING ACTIVITIES:

     Additions to property and equipment ........................             (517)             (152)
                                                                      ------------      ------------
Net cash used in investing activities ...........................             (517)             (152)
                                                                      ------------      ------------
FINANCING ACTIVITIES:

     Net payments under accounts receivable securitization ......          (30,000)             (500)
     Net payments under revolving credit agreement ..............          (26,617)          (11,967)
                                                                      ------------      ------------
Net cash used in financing activities ...........................          (56,617)          (12,467)
                                                                      ------------      ------------

Effects of changes in foreign exchange rates ....................           (1,027)              (33)
                                                                      ------------      ------------
Decrease in cash ................................................           (9,294)             (688)
Cash, beginning of period .......................................           28,129            24,230
                                                                      ------------      ------------
CASH, END OF PERIOD .............................................     $     18,835      $     23,542
                                                                      ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash payments during the period for:
     Interest, net of interest received .........................     $      5,215      $      4,548
     Income taxes, net of refunds ...............................              155              (318)




            See Notes to Condensed Consolidated Financial Statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002
                                   (UNAUDITED)


1.  BASIS OF PRESENTATION

         The condensed consolidated balance sheet as of March 31, 2002 and the condensed consolidated statements of income and of cash flows for the three months ended March 31, 2001 and 2002 have been prepared by Core-Mark International, Inc. and subsidiaries (the "Company"). In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at March 31, 2002, and the results of its operations and cash flows for the interim periods ended March 31, 2001 and 2002, have been included. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

2.  INVENTORIES

         The condensed consolidated financial statements have been prepared using the LIFO method of accounting for inventories. The use of the LIFO method resulted in an increase in cost of goods sold and a corresponding decrease in inventories of $0.4 million and $0.2 million for the three months ended March 31, 2001 and 2002, respectively. Interim LIFO calculations are based on management's estimates of year-end inventory levels and inflation rates for the year.

3.  EXCISE TAXES

         State and provincial excise taxes on cigarettes included in sales and cost of goods sold were $141.4 million and $153.5 million for the three months ended March 31, 2001 and 2002, respectively.

4.  NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations" and SFAS No.142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangibles assets acquired outside of a business combination and the recognition and measurement of goodwill and other intangibles assets subsequent to their acquisition. The Company adopted SFAS No. 142 on January 1, 2002 and goodwill is no longer being amortized but is required to be tested for impairment at least annually. The Company is evaluating the impact that the adoption SFAS No. 142 will have on its financial position, results of operations and cash flows. The Company will complete the impairment analysis for goodwill during the second quarter. Goodwill amortization expense totaled $2.1 million for the fiscal year ended December 31, 2001.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provision of APB No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions" for the disposal of a business. It retains, however, the requirement in APB No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position, results of operations or cash flows.

5.  COMPREHENSIVE INCOME

         The Company's comprehensive income was $1.0 million and $3.7 million for the three months ended March 31, 2001 and 2002 respectively, which included net income and other comprehensive losses related to foreign currency translation adjustments.

6.  SEGMENT INFORMATION

         Management has determined that the only reportable segment of the Company is its wholesale distribution segment, based on the level at which executive management reviews the results of operations in order to make decisions regarding performance assessment and resource allocation. There has been no change in the segment reported or the basis of measurement of segment profit or loss from that which was reported in the Company's 2001 Form 10-K. Wholesale distribution segment information for the three months ended March 31 and asset information as of March 31, 2002 is set forth below (dollars in thousands):



                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,
                                                          ------------------------------
                                                              2001             2002
                                                          ------------      ------------

Net sales from external customers ...................     $    754,266      $    825,153


Segment pre tax operating income (1) ................     $      3,625      $      5,727
Less: Goodwill and other unallocated amortization ...              587               109
         Interest expense: unallocated and other ....             (915)           (1,287)
         Amortization of debt refinancing costs .....              318               318
                                                          ------------      ------------
Consolidated income before income taxes .............     $      3,635      $      6,587
                                                          ============      ============


Assets                                                      MARCH 31,
                                                               2002
                                                           ------------
Segment information ...................................    $    368,585
Add: Corporate and other ..............................           7,880
                                                           ------------
Consolidated assets ...................................    $    376,465
                                                           ============

------------
(1) Represents operating income, including allocated interest expense, but excluding amortization of goodwill and debt refinancing costs, and income taxes.

7.  AGREEMENT AND PLAN OF MERGER WITH FLEMING COMPANIES

         Core-Mark International, Inc., Fleming Companies, Inc., and Platform Corporation, a wholly owed subsidiary of Fleming Companies, Inc. entered into an Agreement and Plan of Merger dated as of April 23, 2002, pursuant to which Fleming Companies, Inc. will acquire the Company. The consummation of the transaction is subject to certain conditions being met as described in the Merger Agreement.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS
CORE-MARK INTERNATIONAL, INC.:

         We have audited the accompanying consolidated balance sheets of Core-Mark International, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of Core-Mark International, Inc. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                        /s/ Deloitte & Touche LLP




SAN FRANCISCO, CALIFORNIA
FEBRUARY 22, 2002

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 2001
                            (IN THOUSANDS OF DOLLARS)

                                                                                           2000             2001
                                                                                       ------------      ------------
                                         ASSETS

Current assets:
   Cash ..........................................................................     $     28,129      $     24,230
   Receivables:
     Trade accounts, less allowance for doubtful accounts of $2,660 and $3,798,
     respectively ................................................................          109,594           112,166
     Other .......................................................................           17,055            20,002
   Inventories, net of LIFO allowance of $46,319 and $51,914, respectively .......          111,983           128,168
   Prepaid expenses and other ....................................................            7,694             8,547
                                                                                       ------------      ------------
         Total current assets ....................................................          274,455           293,113
Property and equipment:
   Equipment .....................................................................           61,816            66,589
   Leasehold improvements ........................................................           11,138            11,438
                                                                                       ------------      ------------
                                                                                             72,954            78,027
   Less accumulated depreciation and amortization ................................          (41,888)          (45,180)
                                                                                       ------------      ------------
         Net property and equipment ..............................................           31,066            32,847
Other assets .....................................................................            9,588             6,497
Goodwill, net of accumulated amortization of $23,540 and $25,623, respectively ...           59,767            57,684
                                                                                       ------------      ------------
TOTAL ASSETS .....................................................................     $    374,876      $    390,141
                                                                                       ============      ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Trade accounts payable ........................................................     $     51,791      $     63,364
   Cigarette and tobacco taxes payable ...........................................           52,933            53,771
   Income taxes payable ..........................................................            3,476             4,067
   Deferred income taxes .........................................................            3,759             4,879
   Other accrued liabilities .....................................................           31,851            37,620
                                                                                       ------------      ------------
         Total current liabilities ...............................................          143,810           163,701
Long-term debt ...................................................................          186,617           163,467
Other accrued liabilities and deferred income taxes ..............................            8,591            12,345
                                                                                       ------------      ------------
         Total liabilities .......................................................          339,018           339,513
Commitments and contingencies
Shareholders' equity:
   Common stock; $.01 par value; 10,000,000 shares authorized; 5,500,000 shares
     issued and outstanding ......................................................               55                55
   Additional paid-in capital ....................................................           26,121            26,121
   Retained earnings .............................................................           16,178            33,688
   Accumulated comprehensive loss:
     Cumulative currency translation adjustments .................................           (3,836)           (5,408)
     Additional minimum pension liability ........................................           (2,660)           (3,828)
                                                                                       ------------      ------------
         Total shareholders' equity ..............................................           35,858            50,628
                                                                                       ------------      ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .......................................     $    374,876      $    390,141
                                                                                       ============      ============


   The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                            (IN THOUSANDS OF DOLLARS)


                                                   1999             2000             2001
                                               ------------     ------------     ------------
Net sales ................................     $  2,838,107     $  3,035,379     $  3,425,024
Cost of goods sold .......................        2,643,069        2,840,334        3,211,160
                                               ------------     ------------     ------------
   Gross Profit ..........................          195,038          195,045          213,864
Operating and administrative expenses ....          155,128          160,143          169,691
                                               ------------     ------------     ------------
   Operating income ......................           39,910           34,902           44,173
Interest expense, net ....................           12,696           12,852           11,121
Amortization of debt refinancing costs ...            1,274            1,274            1,274
                                               ------------     ------------     ------------
Income before income taxes ...............           25,940           20,776           31,778
   Income tax expense ....................            5,740            9,721           14,268
                                               ------------     ------------     ------------
Net income ...............................     $     20,200     $     11,055     $     17,510
                                               ============     ============     ============

   The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)


                                                                              RETAINED
                                                                              EARNINGS    ACCUMULATED
                                         COMMON STOCK          ADDITIONAL     (ACCUMU-       OTHER         TOTAL
                                  --------------------------    PAID-IN        LATED      COMPREHENSIVE SHAREHOLDERS' COMPREHENSIVE
                                     SHARES        AMOUNT       CAPITAL       DEFICIT)    INCOME (LOSS)    EQUITY         INCOME
                                  ------------  ------------  ------------  ------------  ------------  ------------  -------------

Balance, December 31, 1998 ......    5,500,000  $         55  $     26,121  $    (15,077) $     (7,237) $      3,862
Net income ......................           --            --            --        20,200            --        20,200  $     20,200
Additional minimum pension
   liability ....................           --            --            --            --           612           612           612
Foreign currency translation
   adjustments ..................           --            --            --            --         1,276         1,276         1,276
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance, December 31, 1999 ......    5,500,000            55        26,121         5,123        (5,349)       25,950  $     22,088
                                                                                                                      ============
Net income ......................           --            --            --        11,055            --        11,055  $     11,055
Additional minimum pension
   liability ....................           --            --            --            --          (260)         (260)         (260)
Foreign currency translation
   adjustments ..................           --            --            --            --          (887)         (887)         (887)
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance, December 31, 2000 ......    5,500,000            55        26,121        16,178        (6,496)       35,858  $      9,908
                                                                                                                      ============
Net income ......................           --            --            --        17,510            --        17,510  $     17,510
Additional minimum pension
   liability ....................           --            --            --            --        (1,168)       (1,168)       (1,168)
Foreign currency translation
   adjustments ..................           --            --            --            --        (1,572)       (1,572)       (1,572)
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance, December 31, 2001 ......    5,500,000  $         55  $     26,121  $     33,688  $     (9,236) $     50,628  $     14,770
                                  ============  ============  ============  ============  ============  ============  ============


   The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                            (IN THOUSANDS OF DOLLARS)

                                                                        1999              2000              2001
                                                                    ------------      ------------      ------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
   Net Income .................................................     $     20,200      $     11,055      $     17,510
   Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
     LIFO expense .............................................            5,671             6,316             5,595
     Amortization of goodwill .................................            2,083             2,082             2,083
     Depreciation and amortization ............................            5,829             6,829             7,595
     Amortization of debt refinancing fees ....................            1,274             1,274             1,274
     Deferred income taxes ....................................           (2,828)             (916)            3,338
     Other ....................................................             (683)            1,170             1,451
   Changes in operating assets and liabilities:
     Increase in trade accounts receivable ....................             (260)           (5,537)           (4,544)
     Increase in other receivables ............................           (2,554)           (1,886)           (3,137)
     Increase in inventories ..................................           (1,131)          (10,010)          (22,976)
     (Increase) decrease in prepaid expenses and other ........              319            (8,112)             (737)
     Increase in trade accounts payable .......................            1,554             1,221            12,412
     Increase (decrease) in cigarette and tobacco taxes
       payable ................................................           13,931            (6,389)            1,633
     Increase (decrease) in other accrued liabilities and
       income taxes payable ...................................           (2,624)              978             6,714
                                                                    ------------      ------------      ------------
   Net cash provided by (used in) operating activities ........           40,781            (1,925)           28,211
                                                                    ------------      ------------      ------------
INVESTING ACTIVITIES:
     Additions to property and equipment ......................           (6,575)           (7,620)           (7,916)
                                                                    ------------      ------------      ------------
   Net cash used in investing activities ......................           (6,575)           (7,620)           (7,916)
                                                                    ------------      ------------      ------------
FINANCING ACTIVITIES:
     Net borrowings (payments) under revolving credit
       agreement ..............................................          (48,789)           16,282           (14,650)
     Net borrowings (payments) under accounts receivable
       facility ...............................................            6,000             5,000            (8,500)
                                                                    ------------      ------------      ------------
   Net cash provided by (used in) financing activities ........          (42,789)           21,282           (23,150)
                                                                    ------------      ------------      ------------
   Effects of changes in foreign exchange rates ...............            1,276              (887)           (1,044)
                                                                    ------------      ------------      ------------
   Increase (decrease) in cash ................................           (7,307)           10,850            (3,899)
   Cash, beginning of year ....................................           24,586            17,279            28,129
                                                                    ------------      ------------      ------------
CASH, END OF YEAR .............................................     $     17,279      $     28,129      $     24,230
                                                                    ============      ============      ============

SUPPLEMENTAL CASH FLOW INFORMATION:
   cash payments during the year for:
     Interest .................................................     $     12,451      $     12,354      $     11,221
     Income taxes .............................................            7,305            11,159            10,410



   The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

1.       ORGANIZATION AND FORM OF BUSINESS

         Core-Mark International, Inc. and subsidiaries (the "Company") is a full-service wholesale distributor of tobacco, food and other consumer products to convenience stores, grocery stores, mass merchandisers and liquor and drug stores in western North America.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management considers the allowance for doubtful accounts, inventory reserves, recoverability of goodwill, and self-insurance obligations to be those estimates which involve a higher degree of judgments, estimates, and complexity.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the Company and all of its wholly-owned subsidiaries including a Special Purpose Company (SPC) used to securitize its receivables. All significant intercompany balances and transactions are eliminated.

FOREIGN CURRENCY

         Assets and liabilities of the Company's Canadian operations are translated at exchange rates in effect at year-end. Income and expenses are translated at average rates for the year. Adjustments resulting from such translation are included in cumulative currency translation adjustments in other comprehensive income (loss), a separate component of shareholders' equity.

EXCISE TAXES

         State and provincial excise taxes paid by the Company on cigarettes were $583.5 million, $597.5 million and $626.5 million, for the years ended December 31, 1999, 2000 and 2001, respectively, and are included in net sales and cost of goods sold.

INVENTORIES

         Inventories are valued at the lower of cost or market. In the United States, cost is determined on a last-in, first-out (LIFO) basis using Producer Price Indices as determined by the Department of Labor and Statistics. Under LIFO, current costs of goods sold are matched against current sales. Inventories in Canada amount to $18.6 million and $21.7 million at December 31, 2000 and 2001, respectively, and are valued on a first-in, first-out (FIFO) basis.

         During periods of rising prices, the LIFO method of costing inventories generally results in higher current costs being charged against income while lower costs are retained in inventories. An increase in cost of goods sold and a decrease in inventories of $5.7 million, $6.3 million and $5.6 million resulted from using the LIFO method for the years ended December 31, 1999, 2000 and 2001, respectively.

         The Company provides inventory valuation adjustments for estimated spoiled, aged, and unrecoverable inventory based on historical shrinkage and sales experience.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

COST OF GOODS SOLD

         Cost of goods sold includes costs of inventory sold during the period, including product costs net of vendor payment discounts. Vendor allowances and credits that relate to the Company's buying and merchandising activities are recognized as a reduction of cost of goods sold as earned.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of owned assets. The estimated useful lives for equipment are principally 5 to 15 years. Leasehold improvements are amortized over the estimated useful life of the property or over the term of the lease, whichever is shorter.

GOODWILL

         Goodwill is amortized on a straight-line basis over a forty-year period. Amortization expense for each of the years ended December 31, 1999, 2000 and 2001 was $2.1 million.

         The Company assesses the recoverability of long-lived assets, including goodwill, by determining whether the amortization of such assets over the remaining life can be recovered through undiscounted future operating cash flows of the related operations. Based on this calculation, the Company is of the opinion that there is no impairment of long-lived assets as of December 31, 2001.

REVENUE RECOGNITION

         The Company recognizes revenue at the time the product is shipped, or the services are provided to the customer. Promotional incentives and discounts provided to the Companies' customers are recorded as a reduction of net sales as they are earned.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.

SHIPPING AND HANDLING CHARGES

         As a wholesale distributor, the Company classifies the costs of shipping and handling product to its customers as operating and administrative expenses. The Company's net sales to its customers include markups, which are designed to cover these costs.

STOCK-BASED COMPENSATION PLAN

         The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."

PENSION COSTS AND OTHER POSTRETIREMENT BENEFIT COSTS

         Pension costs and other postretirement benefit costs charged to earnings are determined on the basis of annual valuations by an independent actuary. Adjustments arising from plan amendments, changes in assumptions and experience gains and losses are amortized over the expected average remaining service life of the employee group.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

INCOME TAXES

         The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", see note 6.

SELF-INSURANCE RESERVES

         The Company maintains reserves related to health and welfare and workers compensation programs that are principally self-insured programs.

NEW ACCOUNTING PRONOUNCEMENTS

         In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires entities that have securitized financial assets to provide specific disclosures. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company adopted the standard effective April 1, 2001, as required. The adoption of SFAS No. 140 did not have an impact on the Company's consolidated financial statements.

         In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No.142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangibles assets acquired outside of a business combination and the recognition and measurement of goodwill and other intangibles assets subsequent to their acquisition. The Company is required to adopt SFAS No. 142 on January 1, 2002 at which time goodwill will no longer be amortized but will be required to be tested for impairment at least annually. Intangible assets with definitive useful lives will be amortized over their useful life and intangible assets with an indefinite useful life are not amortized, but will rather be tested at least annually for impairment. The Company is evaluating the impact that the adoption SFAS No. 142 will have on its financial position, results of operations and cash flows. Upon implementation of SFAS No. 142, the Company will cease to record amortization expense, which totaled $2.1 million for the fiscal year ended December 31, 2001.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provision of APB No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions" for the disposal of a business. It retains, however, the requirement in APB No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. SFAS No. 144 is effective for the Company on January 1, 2002. The Company is currently evaluating the impact that the adoption of SFAS No. 144 will have on its financial position, results of operations and cash flows.

         Effective January 1, 2002, EITF No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products," requires that consideration paid to a distributor or retailer to promote the vendor's products, such as slotting fees or buydowns, generally be characterized as a reduction of revenue when recognized in the vendor's income statement. The Company adopted EITF No. 00-25 in 2001 and classified the applicable costs as a reduction of net sales rather than as selling, general and administrative expense. The adoption of EITF No. 00-25 did not materially impact the Company's consolidated financial position, results of operations and cash flows.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

3.       FINANCING

         Long-term debt consisted of the following at December 31 (in thousands):

                                          2000             2001
                                      ------------     ------------

Accounts receivable facility ....     $     85,000     $     76,500
Revolving credit facility .......           26,617           11,967
Senior subordinated notes .......           75,000           75,000
                                      ------------     ------------
         Long-term debt .........     $    186,617     $    163,467
                                      ============     ============

ACCOUNTS RECEIVABLE FACILITY

         On April 1, 1998, the Company entered into a transaction to securitize its U.S. trade accounts receivable portfolio ("Accounts Receivable Facility"). In connection with this transaction, the Company formed a wholly-owned special purpose, bankruptcy-remote subsidiary (the "Special Purpose Company" or "SPC"), to which the U.S. trade accounts receivable originated by the Company are sold or contributed, without recourse, pursuant to a receivables sale agreement. The receivables have been assigned, with a call option by the SPC, to a trust formed pursuant to a pooling agreement. On April 1, 1998, the SPC issued two classes of term certificates with an aggregate principal value of $55 million, and variable certificates of up to $30 million representing fractional undivided interests in the receivables and the proceeds thereof. The SPC is included in the Company's consolidated financial position and results of operations, and therefore all assets and liabilities of the SPC are reflected on the consolidated balance sheet of the Company.

         On a daily basis, collections related to sold receivables are administered by the Company acting as servicer, pursuant to a servicing agreement. Pursuant to supplements to the pooling agreement, certificate holders' accrued interest expense and other securitization expenses are reserved out of daily collections, before such remaining collections are returned to the Company by the SPC to pay for the SPC's purchase of newly originated receivables from the Company. The revolving period of the securitization expires in January 2003, or earlier if an early amortization event, as defined in the pooling agreement, occurs.

         The interest rate on the fixed term certificates is 0.28% (Class A) and 0.65% (Class B) above the Eurodollar Rate which was 1.87% as of December 31, 2001. The interest rate on the variable certificates is 0.25% above the commercial paper rate (as defined in the securitization agreement), which was 1.78% as of December 31, 2001. There is a commitment fee and facility fee of 0.375% and 0.1%, respectively, on the total value of available variable certificates. As of December 31, 2001, the amount outstanding under the Accounts Receivable Facility was $76.5 million, with sufficient collateral to borrow an additional $8.5 million, the limit under this facility.

REVOLVING CREDIT FACILITY

         In connection with the securitization of accounts receivable, on April 1, 1998, the Company amended its Revolving Credit Facility. The amendment reduced the Revolving Credit Facility from $175 million to $120 million, extended the maturity from June 30, 2001 through April 1, 2003, and reduced interest rates. The Revolving Credit Facility initially provided for aggregate borrowings of up to $210.0 million, consisting of: (i) a $35.0 million term loan, which was repaid in 1996, and (ii) a revolving credit facility (the "Revolving Credit Facility") under which borrowings in the amount of up to $175.0 million were available for working capital and general corporate purposes. Borrowings under this facility remain subject to borrowing base limitations based upon levels of eligible inventories, accounts receivable, other receivables and cash. Included in this facility are letters of credit up to a maximum of $40.0 million.

         Under the Revolving Credit Facility, the Company must maintain certain financial covenants as prescribed in the credit agreement, including, but not limited to, current ratio, net worth, leverage and interest coverage, and operating income before certain non-cash items. The Revolving Credit Facility limits certain activities of the

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


Company, including, but not limited to, indebtedness, creation of liens, acquisitions and dispositions, capital expenditures, investments and dividends.

         Under the Revolving Credit Facility the Company has the option to borrow under: (i) Revolving Credit Loans, which prior to the amendment, bore interest at 1.5% above the bank's Prime Rate; or (ii) Eurodollar Loans, which prior to the amendment, bore interest at 2.5% above the bank's Eurodollar Rate. The amendment reduced interest rates to 1.0% above the Prime Rate, and to 2.0% above the Eurodollar Rate, as defined in the amendment. The Company has the ability to further reduce interest rates based on certain leverage ratio criteria as defined in the amendment. Based on this criteria, the Company reduced its interest rates, effective October 1, 1998, to 0.75% above the Prime Rate and 1.75% above the Eurodollar Rate and again effective March 16, 1999, to 0.25% above the Prime Rate and 1.25% above the Eurodollar Rate, which are the rates in effect at December 31, 2001. The bank's Prime Rate and Eurodollar Rate was 4.75% and 1.87%, respectively, at December 31, 2001.

         As of December 31, 2001, the amount outstanding under the Revolving Credit Facility was $12.0 million, with a sufficient borrowing base to draw an additional $108.0 million, the limit under this facility. There is a commitment fee of 0.325% on the unused portion of the Revolving Credit Facility. The obligations are secured by all assets of the Company, with the exception of U.S. trade accounts receivable, which are utilized to support the Accounts Receivable Facility.

         The Company had letters of credit of $3.4 million and $5.3 million outstanding at December 31, 2000 and 2001, respectively. The letters of credit are issued primarily to secure the Company's bond and insurance programs. The Company pays fees of 1.25% per annum on the outstanding portion of letters of credit. Prior to the amendment these fees were 2.50% per annum.

         The net result of the (i) securitization of the Company's U.S. trade accounts receivable portfolio and (ii) the modification of the Revolving Credit Facility was to lower the Company's cost of borrowings, and to increase its variable-rate borrowing capacity from $175 million to $205 million. The Company incurred approximately $1.6 million for legal, professional and other costs related to the transactions described above. These costs were capitalized and classified as other assets and are being amortized over the term of these facilities.

SENIOR SUBORDINATED NOTES

         On September 27, 1996, the Company issued $75.0 million of 11 3/8% Senior Subordinated Notes (the "Notes") which mature on September 15, 2003. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year. The Notes limit certain activities of the Company, including, but not limited to, changes in control, incurrence of indebtedness, creation of liens, acquisitions and dispositions, investments and dividends.

MATURITY OF LONG-TERM DEBT IN 2003

         The revolving period of the Accounts Receivable Facility expires in January 2003. This facility is structured such that, upon expiration, the subsequent collections of U.S. trade receivables are used to pay the outstanding balance until it is paid in full. The Revolving Credit Facility expires on April 30, 2003. The Senior Subordinated notes mature on September 15, 2003. The Company intends to refinance all outstanding long-term debt prior to their maturities and is currently exploring alternatives. These alternatives include arrangements similar to existing arrangements such as a new accounts receivable securitization, a revolving facility, new senior subordinated notes, as well as other financing vehicles. Depending on the market conditions at the time of the refinancing, the terms obtained by the Company may, or may not be as favorable as the current terms.

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


4.       COMMITMENTS AND CONTINGENCIES

LEASES

         The Company leases the majority of its sales and warehouse distribution facilities, automobiles and trucks under lease agreements expiring at various dates through 2011, excluding renewal options. The leases generally require the Company to pay taxes, maintenance and insurance. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

         Future minimum rental payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) were as follows as of December 31, 2001 (in thousands):

2002................................................................     $    12,242
2003................................................................          10,409
2004................................................................           8,908
2005................................................................           7,473
2006................................................................           6,420
Thereafter..........................................................           9,264
                                                                         -----------
         Total minimum lease payments...............................     $    54,716
                                                                         ===========

         Rental expense for operating leases was $14.4 million, $15.3 million and $16.1 million for the years ended December 31, 1999, 2000 and 2001, respectively.

CLAIMS AND ASSESSMENTS

         The Company is a defendant to claims arising in the ordinary course of business. Management believes that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

5.       EMPLOYEE BENEFIT PLANS

PENSION PLAN

         The Company sponsors a qualified pension plan and a non-pension postretirement benefit plan for employees hired before September 1986. The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets over the two-year period ending December 31, 2001, and a statement of the December 31 funded status for both years (in thousands):



                                                             PENSION BENEFITS                     OTHER BENEFITS
                                                       ------------------------------      ------------------------------
                                                           2000              2001              2000              2001
                                                       ------------      ------------      ------------      ------------
Benefit Obligation Reconciliation
   January 1 obligation ..........................     $     14,512      $     14,936      $      1,927      $      2,201
   Service cost ..................................               --                --                35                39
   Interest cost .................................            1,123             1,140               161               164
   Participant contributions .....................               --                --                40                37
   Actuarial loss ................................              433             1,123               221                83
   Benefit payments ..............................           (1,132)           (1,182)             (183)             (132)
                                                       ------------      ------------      ------------      ------------
   December 31 obligation ........................     $     14,936      $     16,017      $      2,201      $      2,392
                                                       ============      ============      ============      ============

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


                                                             PENSION BENEFITS                     OTHER BENEFITS
                                                       ------------------------------      ------------------------------
                                                           2000              2001              2000              2001
                                                       ------------      ------------      ------------      ------------

Fair Value Of Plan Assets Reconciliation
   January 1 fair value of plan assets ...........     $     13,730      $     13,462      $         --      $         --
   Actual return on plan assets ..................              864                 6                --                --
   Employer contributions ........................               --               722               143                95
   Participant contributions .....................               --                --                40                37
   Benefit payments ..............................           (1,132)           (1,182)             (183)             (132)
                                                       ------------      ------------      ------------      ------------
   December 31 fair value of plan assets .........     $     13,462      $     13,008      $         --      $         --
                                                       ============      ============      ============      ============
Funded Status
   December 31 funded status .....................     $     (1,474)     $     (3,009)     $     (2,201)     $     (2,392)
   Unrecognized:
     Unamortized prior service cost ..............               --                --              (134)             (117)
     Actuarial loss ..............................            2,833             4,764               770               788
                                                       ------------      ------------      ------------      ------------
   Net amount recognized .........................     $      1,359      $      1,755      $     (1,565)     $     (1,721)
                                                       ============      ============      ============      ============


         The following table provides the amounts recognized in the Company's consolidated balance sheets as of December 31 (in thousands):

                                                    PENSION BENEFITS                OTHER BENEFITS
                                               --------------------------      --------------------------
                                                  2000            2001           2000            2001
                                               ----------      ----------      ----------      ----------

Accrued benefit liability ................     $   (1,474)     $   (3,009)     $   (1,565)     $   (1,721)
Additional minimum pension liability .....          2,833           4,764              --              --
                                               ----------      ----------      ----------      ----------
Net amount recognized ....................     $    1,359      $    1,755      $   (1,565)     $   (1,721)
                                               ==========      ==========      ==========      ==========

         The following table provides components of the net periodic pension and other benefit cost for fiscal years 1999, 2000 and 2001 (in thousands):

                                                     PENSION BENEFITS                               OTHER BENEFITS
                                        ------------------------------------------      ------------------------------------------
                                           1999            2000            2001            1999           2000             2001
                                        ----------      ----------      ----------      ----------      ----------      ----------
Service cost ......................     $       --      $       --      $       --      $       26      $       35      $       39
Interest cost .....................          1,093           1,123           1,140             140             161             164
Expected return on plan assets ....         (1,078)           (988)           (989)             --              --              --
Amortization of:
   Prior service cost .............             --              --              --             (17)            (17)            (17)
   Net actuarial loss .............            141             124             176              58              83              64
                                        ----------      ----------      ----------      ----------      ----------      ----------
Net periodic benefit cost .........     $      156      $      259      $      327      $      207      $      262      $      250
                                        ==========      ==========      ==========      ==========      ==========      ==========

         The amount included within accumulated other comprehensive income
(loss) in the Company's consolidated statement of shareholders' equity was $3,828,000 at December 31, 2001 and $2,660,000 at December 31, 2000, which is net of income taxes.

         The prior-service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation and market-related value of assets are amortized over the average remaining service period of active participants.

         The assumptions used in the measurement of the Company's benefit obligations are shown in the following table:

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


                                                            PENSION BENEFITS                 OTHER BENEFITS
                                                       ---------------------------   ------------------------------
                                                        1999      2000       2001     1999       2000         2001
                                                       ------    ------    -------   -------    -------     -------

December 31 weighted-average assumptions:
   Discount rate                                        8.00%     7.75%      7.25%     8.00%      7.75%      7.25%
   Expected return on plan assets                       7.50      7.50       7.50       N/A        N/A        N/A
   Rate of compensation increase                         N/A       N/A        N/A       N/A        N/A        N/A


         For measurement purposes, a 9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999, 8% for 2000 and 7% for 2001. The rate was assumed to decrease gradually each year to a rate of 6% for 2002 and remain at that level thereafter.

         Assumed health care cost trend rates have a significant effect on the amounts reported for the postretirement health care plans. A 1% change in assumed health care cost trend rates would have the following effects (dollars in thousands):

                                                                                                 1%
                                                                                   ------------------------------
                                                                                     INCREASE          DECREASE
                                                                                   -----------       ------------

Effect on total of service and interest cost components of net periodic
   postretirement health care benefit cost...................................          $27              $(22)
Effect on the health care component of the accumulated postretirement benefit
   obligation................................................................          480              (380)

SAVINGS PLANS

         The Company maintains defined contribution plans in the United States, subject to Section 401(k) of the Internal Revenue Code, and in Canada, subject to the Department of National Revenue Taxation Income Tax Act. Eligible employees may elect to contribute on a tax-deferred basis from 1% to 22%, and from 1% to 18% of their compensation in the U.S. and Canada, respectively. A contribution of up to 6% is considered to be a "basic contribution" and the Company makes a matching contribution of $0.50 for each dollar of a participant's basic contribution. The Company's contributions to the plans were $1,145,000, $1,203,000 and $1,241,000 for 1999, 2000 and 2001, respectively.

STOCK-BASED COMPENSATION PLAN

         During 1997, the Company adopted a Stock Option Plan ("Option Plan") for its key employees, which provides for equity-based incentive awards. Upon adoption of the Option Plan, the Company had 300,000 options available for granting. Granted options vest over five years and become exercisable after eight years, with certain exercise acceleration provisions, including a change of control of the Company or an initial public stock offering. The Company issues options to employees with a grant price equal to the fair value. Accordingly, no compensation expense has been recognized on the Company's Option Plan.

         A summary of the Company's option activity and related information is as follows:


                                                       1999            2000            2001
                                                   ----------      ----------      ----------

Options outstanding, beginning of the year ...        215,000         239,700         238,700
   Granted ...................................         33,000           8,000          24,000
   Forfeitures ...............................         (8,300)         (9,000)         (1,200)
                                                   ----------      ----------      ----------
Options outstanding, end of year .............        239,700         238,700         261,500
                                                   ==========      ==========      ==========
Options exercisable at end of year ...........             --              --              --
Options available for grant at end of year ...         60,300          61,300          38,500

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


         The weighted-average exercise price of the Company's granted options for each of the years ended December 31, 1999, 2000 and 2001 was $13.18, $14.00 and $16.00, respectively. The Company's options outstanding at December 31, 2001 range in exercise price from $10.00 to $16.00, with a weighted-average exercise price of $11.06 and a weighted-average remaining contractual life of 3.8 years.

         Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had recorded compensation cost based on the fair value of the awards at the grant dates. The fair value for the options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.46% for 1999, 5.29% for 2000 and 4.57% for 2001; volatility of 0.00%; dividend yield of 0.00%; and an expected life of the option of 4 years for 1999, 3 years for 2000 and 2 years for 2001. The weighted-average estimated fair value per option granted in 1999, 2000 and 2001, was $2.96, $2.03 and $1.38, respectively. For the purpose of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on these assumptions, pro forma net income for 1999, 2000 and 2001 would have been $20,074,000, $10,928,000 and
$17,367,000, respectively.

6.       INCOME TAXES

         The Company's income tax expense consists of the following for the years ended December 31 (in thousands):



                                                                            1999                 2000                 2001
                                                                       ---------------      ---------------      ---------------

Current:
   Federal .......................................................     $         6,313      $         8,380      $         8,333
   State .........................................................               1,804                1,801                2,048
   Foreign .......................................................                 451                  417                  549
                                                                       ---------------      ---------------      ---------------
                                                                                 8,568               10,598               10,930
Deferred:
   Federal .......................................................               3,193                 (375)               2,860
   State .........................................................                  63                 (396)                 243
   Foreign .......................................................                 155                  155                  194
                                                                       ---------------      ---------------      ---------------
                                                                                 3,411                 (616)               3,297
Increase (decrease) in valuation allowance .......................              (6,239)                (261)                  41
                                                                       ---------------      ---------------      ---------------
Income tax expense ...............................................     $         5,740      $         9,721      $        14,268
                                                                       ===============      ===============      ===============

         A reconciliation between the Company's income tax expense and income taxes computed by applying the statutory federal income tax rate to income before income taxes is as follows for the years ended December 31 (in thousands):

                                                                             1999                2000                 2001
                                                                       ---------------      ---------------      ---------------

Expected federal income tax expense at the statutory rate ........     $         9,079      $         7,272      $        11,122
Increase (decrease) in taxes resulting from:
   Goodwill amortization .........................................                 692                  692                  692
   State income tax expense, net of federal tax benefit ..........               1,214                  913                1,489
   Change in valuation allowances ................................              (6,239)                (261)                  41
Other, net .......................................................                 994                1,105                  924
                                                                       ---------------      ---------------      ---------------
Income tax expense ...............................................     $         5,740      $         9,721      $        14,268
                                                                       ===============      ===============      ===============

         Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The tax effects of significant temporary differences which comprise deferred tax assets and liabilities are as follows at December 31 (in thousands):

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


                                                                    2000            2001
                                                                 ----------      ----------
Deferred tax assets:
   Net operating loss carryforwards ........................     $    6,220      $    5,237
   Employee benefits, including postretirement benefits ....          3,814           5,118
   Other ...................................................          4,512           4,301
                                                                 ----------      ----------
     Total deferred tax assets .............................         14,546          14,656
   Less valuation allowance ................................           (653)           (694)
                                                                 ----------      ----------
     Net deferred tax assets ...............................         13,893          13,962
                                                                 ----------      ----------
Deferred tax liabilities:
   Inventories .............................................          6,350           7,951
   Property & equipment ....................................          3,898           4,441
   Other ...................................................          8,878           9,309
                                                                 ----------      ----------
     Total deferred tax liabilities ........................         19,126          21,701
                                                                 ----------      ----------
     Net deferred tax liabilities ..........................     $    5,233      $    7,739
                                                                 ==========      ==========


         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. At each balance sheet date, a valuation allowance has been established against the deferred tax assets based on management's assessment. Prior to 1999, the Company had a significant valuation allowance that reduced certain deferred tax assets, based upon management's assessment that it was more likely than not that these deferred tax assets would not be realized. However, as a result of the Company's strong earnings history, management concluded in 1999 that the tax benefits related to future deductions, including net operating loss carryforwards, were more likely than not to be realized, and therefore reduced the valuation allowance by $6.2 million. At December 31, 2001, the Company had $0.7 million of valuation allowance remaining on its balance sheet.

         At December 31, 2001, the Company has available for U.S. federal income tax return purposes net operating losses totaling approximately $15.2 million, subject to certain limitations, which will expire between the years 2005 and 2007. The Company also has available for U.S. income tax return purposes alternative minimum tax credits totaling $1.1 million, which have an indefinite utilization period.

7.       FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount for the Company's cash, trade accounts receivable, other receivables, trade accounts payable, cigarette and tobacco taxes payable and other accrued liabilities approximates fair market value because of the short maturity of these financial instruments.

         The carrying amount of the Revolving Credit Facility and Accounts Receivable Facility, which are variable rate instruments, approximates fair market value. The rate of interest, which is tied to either the bank's Prime Rate or Eurodollar Rate or the commercial paper rate, fluctuates with market conditions. The fair value of the Notes, calculated based on quoted market prices, was $71,250,000 and $72,000,000 at December 31, 2000 and 2001,
respectively. The Company's Notes are very thinly traded, and the prices used to determine the fair value of the Notes, while based on actual transactions, may or may not be indicative of prices received for larger dollar transactions.

8.       SEGMENT INFORMATION

         The Company is a broad-line, full service wholesale distributor of packaged consumer products to the convenience retail industry in western North America, with revenues generated from the sale of cigarettes, tobacco products, candy, food, health and beauty aids and general merchandise. The Company's principal customers include traditional and petroleum convenience stores, grocery stores, drug stores, mass merchandisers and liquor stores. Management has determined that the only reportable segment of the Company is its wholesale distribution segment, based on the level at which executive management reviews the results of operations in order to make decisions

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


regarding performance assessment and resource allocation. Wholesale distribution segment information as of and for the years ended December 31 is set forth below (dollars in thousands):

                                                                     1999            2000           2001
                                                                -------------   -------------   -------------

Net sales from external customers..........................     $   2,838,107   $   3,035,379   $   3,425,024
Segment depreciation and amortization expense (1)..........             5,647           6,544           7,299
Segment interest expense...................................            12,980          13,816          16,623
Segment pre-tax operating income (2).......................            29,195          23,454          29,928
Capital expenditures.......................................             6,575           7,620           7,916
Segment assets.............................................           338,038         362,593         382,015

(1) Represents depreciation of property and equipment, and amortization of certain deferred assets that are shown as an expense in arriving at segment pre-tax operating income.

(2) Represents operating income, including allocated interest expense, but excluding amortization of goodwill and debt refinancing costs, and income taxes.

         A reconciliation of certain of the segment information reported above, to the applicable items in the consolidated financial statements are as follows (in thousands):

         INCOME BEFORE INCOME TAXES

                                                                    1999          2000          2001
                                                                ----------    ----------    ----------
Segment information........................................     $   29,195    $   23,454    $   29,928
Less:  Goodwill and other unallocated amortization.........          2,265         2,368         2,378
   Interest expense:  unallocated and other................           (284)         (964)       (5,502)
   Amortization of debt refinancing costs..................          1,274         1,274         1,274
                                                                ----------    ----------    ----------
Consolidated total.........................................     $   25,940    $   20,776    $   31,778
                                                                ==========    ==========    ==========

         INTEREST EXPENSE

                                                                    1999          2000          2001
                                                                ----------    ----------    ----------
Segment information........................................     $   12,980    $   13,816    $   16,623
Add:  Unallocated and other................................           (284)         (964)       (5,502)
                                                                ----------    ----------    ----------
Consolidated total.........................................     $   12,696    $   12,852    $   11,121
                                                                ==========    ==========    ==========

         DEPRECIATION AND AMORTIZATION

                                                                    1999          2000          2001
                                                                ----------    ----------    ----------

Segment information........................................     $    5,647    $    6,544    $    7,299
Add:  Unallocated and other................................            182           285           296
                                                                ----------    ----------    ----------
Consolidated total.........................................     $    5,829    $    6,829    $    7,595
                                                                ==========    ==========    ==========

                 CORE-MARK INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


         ASSETS

                                                                                  2000          2001
                                                                              ----------    ----------
Segment information........................................                   $  362,593    $  382,015
Add:  Corporate assets.....................................                       12,283         8,126
                                                                              ----------    ----------
Consolidated total.........................................                   $  374,876    $  390,141
                                                                              ==========    ==========

         The Company operates in the United States and Canada. Foreign and domestic net sales and identifiable assets are as follows as of and for the years ended December 31, (in thousands):

                                                                     1999            2000           2001
                                                                -------------   -------------   -------------
Net Sales:
   United States...........................................     $   2,371,252   $   2,565,330   $   2,932,500
   Canada..................................................           466,855         470,049         492,524
                                                                -------------   -------------   -------------
   Total                                                        $   2,838,107   $   3,035,379   $   3,425,024
                                                                =============   =============   =============


Identifiable Assets:
   United States...........................................                     $     323,733   $     339,665
   Canada..................................................                            38,860          42,350
   Corporate...............................................                            12,283           8,126
                                                                                -------------   -------------
   Total...................................................                     $     374,876   $     390,141
                                                                                =============   =============


         (b)   Pro Forma Financial Information.

         The following pro forma consolidated information has been derived by the application of pro forma adjustments to the consolidated financial statements of (i) Fleming as of April 20, 2002 and Core-Mark as of March 31, 2002; (ii) Fleming for the 52 weeks ended December 29, 2001 and Core-Mark for the 12 months ended December 31, 2001; (iii) Fleming for the 16 weeks ended April 20, 2002 and Core-Mark for the three months ended March 31, 2002; and (iv) Fleming for the 52 weeks ended April 20, 2002 and Core-Mark for the 12 months ended March 31, 2002.

         The pro forma consolidated balance sheet gives effect to Fleming's proposed acquisition of Core-Mark (the "Acquisition") for approximately $295 million in cash, plus Fleming's assumption of all of Core-Mark's net debt outstanding as of the closing of the Acquisition (which we currently expect to be approximately $95 million, for a total purchase price of approximately $390 million) and the related financing transactions (together with the Acquisition, the "Transactions") as if they had occurred as of April 20, 2002. The pro forma consolidated statements of income give effect to the Acquisition and the related financing transactions as if they had occurred (i) on December 31, 2000, with respect to the pro forma consolidated statement of income for the 52 weeks ended December 29, 2001; (ii) on December 30, 2001, with respect to the pro forma consolidated statement of income for the 16 weeks ended April 20, 2002; and
(iii) on April 22, 2001, with respect to the pro forma consolidated statement of income for the 52 weeks ended April 20, 2002. The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and in the opinion of Fleming's management are reasonable and are described in the accompanying notes. This pro forma information reflects our assumption that the Acquisition will be financed by a combination of borrowings under a new credit facility and potential public offerings of debt and equity. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the Acquisition and the related financing transactions been consummated on the respective dates indicated and do not purport to indicate balance sheet data or income statement data as of any future date or for any future period. We cannot assure you that the assumptions used in the preparation of the pro forma consolidated financial information will prove to be correct.

         The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the Acquisition and the related financing transactions. As a result, these adjustments have no impact on the historical basis of the assets and liabilities. Our purchase of Core-Mark is not complete. We expect to complete the Acquisition in June, 2002. Our allocation of the agreed-upon purchase price will depend on the fair values of the assets and liabilities at the date of the Acquisition. Our final allocation of purchase price may differ from this presentation due to potential changes in working capital, our fair value analysis of leases, and the appraisal results for identifiable intangibles.

PRO FORMA COMBINING BALANCE SHEET INFORMATION
FOR FLEMING AS OF APRIL 20, 2002
(IN THOUSANDS)

                                                                                            PRO FORMA
                                                            FLEMING        CORE-MARK       ADJUSTMENTS          PRO FORMA
                                                          -----------      ---------       -----------         -----------
Assets

Current Assets:
    Cash and cash equivalents                             $     3,974      $  23,542        $ (23,000)(a)      $     4,516
    Cash held by Trustee for refinancing                      263,125                                              263,125
    Receivables, net                                          588,321        130,902               --              719,223
    Inventories                                               954,174        118,278           52,133 (b)        1,124,585
    Assets held for sale                                       28,666             --               --               28,666
    Other current assets                                       76,169          8,610          (27,804)(c)           56,975
                                                          -----------      ---------        ---------          -----------

        Total current assets                                1,914,429        281,332            1,329            2,197,090

Investments and notes receivable, net                         102,073             --               --              102,073
Investment in direct financing leases                          76,941             --               --               76,941

Property and equipment                                      1,676,372         77,970          (46,555)(d)        1,707,787
Less accumulated depreciation and amortization               (734,388)       (46,555)          46,555 (d)         (734,388)
                                                          -----------      ---------        ---------          -----------
        Net property and equipment                            941,984         31,415               --              973,399

Other assets                                                  233,693          6,034           74,917 (e)          314,644
Goodwill, net                                                 554,388         57,684          166,122 (f)          778,194
                                                          -----------      ---------        ---------          -----------

     Total assets                                         $ 3,823,508      $ 376,465          242,368          $ 4,442,341
                                                          ===========      =========        =========          ===========


Liabilities and shareholders' equity

Current liabilities:
    Accounts payable                                      $   835,205      $ 114,972        $      --          $   950,177
    Current maturities of long-term debt                       39,747         76,000          (76,000)(g)           39,747
    Current obligations under capital leases                   21,751             --               --               21,751
    Debt to be refinanced                                     263,125             --               --              263,125
    Other current liabilities                                 183,711         43,622           (4,869)(h)          222,464
                                                          -----------      ---------        ---------          -----------

        Total current liabilities                           1,343,539        234,594          (80,869)           1,497,264

Long-term debt                                              1,527,016         75,000          189,946 (i)        1,791,962
Long-term obligations under capital leases                    328,295             --               --              328,295
Other liabilities                                             106,749         12,527           (2,334)(j)          116,942

Shareholders' equity:
    Common stock                                              111,661             55           19,945 (k)          131,661
    Capital in excess of par value                            562,235         26,121          143,848 (k)          732,204
    Reinvested earnings (deficit)                             (96,551)        37,443          (37,443)(k)          (96,551)
    Accumulated other comprehensive income--
        Cumulative currency translation adjustments                --         (5,447)           5,447 (k)               --
        Additional minimum pension liability                  (59,436)        (3,828)           3,828 (k)          (59,436)
                                                          -----------      ---------        ---------          -----------
            Total shareholders' equity                        517,909         54,344          135,625              707,878
                                                          -----------      ---------        ---------          -----------

     Total liabilities and shareholders' equity           $ 3,823,508      $ 376,465        $ 242,368          $ 4,442,341
                                                          ===========      =========        =========          ===========

NOTES TO UNAUDITED PRO FORMA COMBINING BALANCE SHEET
(DOLLARS IN THOUSANDS)

For the purpose of determining the pro forma effect of the transactions on Fleming's Consolidated Balance Sheet as of April 20, 2002, the following pro forma adjustments have been made:

(a)    Cash and cash equivalents -
       Reflect Core-Mark cash used to reduce debt                                                   $ (23,000)
                                                                                                    =========

(b)    Inventories:
       Eliminate Core-Mark LIFO inventory reserve - offset to deferred tax                          $  20,853
       Eliminate Core-Mark LIFO inventory reserve - offset to goodwill                                 31,280
                                                                                                    ---------
                                                                                                    $  52,133
                                                                                                    =========

(c)    Other current assets:
       Reclass Core-Mark current deferred tax liability to Fleming current deferred tax asset       $  (4,869)
       Eliminate Core-Mark LIFO inventory reserve (see note (b))                                      (20,853)
       Eliminate Core-Mark prepaid pension amount                                                      (2,082)
                                                                                                    ---------
                                                                                                    $ (27,804)
                                                                                                    =========

(d)    Property and equipment:
       Offset Core-Mark accumulated depreciation and amortization against cost of property and equipment with our initial assumption that net book value
         approximates fair value                                                                    $ (46,555)
       Eliminate Core-Mark accumulated depreciation and amortization                                   46,555
                                                                                                    ---------
                                                                                                    $      --
                                                                                                    =========

(e)    Other assets:
       Reclass Core-Mark long-term deferred tax liability to Fleming long-term deferred tax asset   $  (3,005)
       Eliminate existing Core-Mark deferred financing costs due to early debt retirement              (1,501)
       Reflect estimated financing costs from the debt portion of the transaction                      24,407
       Reflect deferred tax adjustment on Core-Mark pension liability                                    (936)
       Reflect estimate of other intangibles acquired as a result of this transaction                  55,952
                                                                                                    ---------
                                                                                                    $  74,917
                                                                                                    =========

(f)    Goodwill, net:
       Eliminate existing Core-Mark net goodwill                                                    $ (57,684)
       Reflect goodwill from this transaction                                                         223,806
                                                                                                    ---------
                                                                                                    $ 166,122
                                                                                                    =========

(g)    Current maturities of long-term debt -
       Reflect payment of existing Core-Mark debt                                                   $ (76,000)
                                                                                                    =========

(h)    Other current liabilities -
       Reclass Core-Mark current deferred tax liability to Fleming current deferred tax asset       $  (4,869)
       (see note (c))                                                                               =========

(i)    Long-term debt:
       Payment of existing Core-Mark debt                                                           $ (75,000)
       Reflect redemption premium on existing Core-Mark debt                                            2,133
       Reflect new financing to fund the transaction                                                  223,000
       Reflect estimated transaction fees:
           Debt (see note (e))                                                                         24,407
           Equity (see note (k))                                                                       10,031
           Merger and acquisition                                                                       5,375
                                                                                                    ---------
                                                                                                    $ 189,946
                                                                                                    =========

(j)    Other liabilities:
       Reclass Core-Mark long-term deferred tax liability
           to Fleming long-term deferred tax asset (see note (e))                                   $  (3,005)
       Adjust Core-Mark post-retirement liability                                                         671
                                                                                                    ---------
                                                                                                    $  (2,334)
                                                                                                    =========

(k)    Shareholders' equity:
       Eliminate Core-Mark common stock                                                             $     (55)
       Issue Fleming common stock ($2.50 par value, 8,000 shares)                                      20,000
                                                                                                    ---------
                                                                                                       19,945

       Eliminate Core-Mark common stock - excess capital impact                                       (26,121)
       Issue Fleming common stock - excess capital impact ($25 per share less par value,
           8,000 shares)                                                                              180,000
       Reflect equity transaction fees                                                                (10,031)
                                                                                                    ---------
                                                                                                      143,848

       Eliminate Core-Mark retained earnings                                                          (37,443)

       Eliminate Core-Mark currency translation adjustments                                             5,447

       Eliminate Core-Mark additional minimum pension liability                                         3,828
                                                                                                    ---------
                                                                                                    $ 135,625
                                                                                                    =========

PRO FORMA COMBINING INCOME STATEMENT INFORMATION
FOR FLEMING 52 WEEKS ENDED DECEMBER 29, 2001
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           PRO FORMA
                                                        FLEMING         CORE-MARK          ADJUSTMENTS          PRO FORMA
                                                      ------------      ----------         -----------         ------------
Net sales                                             $ 15,558,102      $3,425,024          $       --         $ 18,983,126

Costs and expenses (income):
    Cost of sales                                       14,368,199       3,211,160              76,680 (a)       17,656,039
    Selling and administrative                             960,590         169,691             (61,978)(b)        1,068,303
    Interest expense                                       165,534          12,395              10,655 (c)          188,584
    Interest income and other                              (24,053)             --                (834)(d)          (24,887)
    Impairment/restructuring credit                        (23,595)             --                  --              (23,595)
    Litigation charge                                       48,628              --                  --               48,628
                                                      ------------      ----------          ----------         ------------

        Total costs and expenses                        15,495,303       3,393,246              24,523           18,913,072
                                                      ------------      ----------          ----------         ------------

Income before taxes                                         62,799          31,778             (24,523)              70,054
Taxes on income                                             36,022          14,268             (15,009)(e)           35,281
                                                      ------------      ----------          ----------         ------------

Income before extraordinary charge                          26,777          17,510              (9,514)              34,773
Extraordinary charge from early retirement
   of debt (net of taxes)                                   (3,469)             --                  --               (3,469)
                                                      ------------      ----------          ----------         ------------

 Net income                                           $     23,308      $   17,510          $   (9,514)        $     31,304
                                                      ============      ==========          ==========         ============


Basic income per share:
    Income before extraordinary charge                      $ 0.63                                             $       0.69
    Extraordinary charge from early retirement
       of debt (net of taxes)                                (0.08)                                                   (0.07)
                                                      ------------                                             ------------
    Net income                                        $       0.55                                             $       0.62
                                                      ============                                             ============

Diluted income per share:
    Income before extraordinary charge                      $ 0.60                                             $       0.66
    Extraordinary charge from early retirement
       of debt (net of taxes)                                (0.08)                                                   (0.07)
                                                      ------------                                             ------------
    Net income                                        $       0.52                                             $       0.59
                                                      ============                                             ============

Weighted average shares outstanding:
     Basic                                                  42,588                               8,000 (f)           50,588
     Diluted                                                44,924                               8,000 (g)           52,924

PRO FORMA COMBINING INCOME STATEMENT INFORMATION
FOR FLEMING 16 WEEKS ENDED APRIL 20, 2002
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            PRO FORMA
                                               FLEMING        CORE-MARK    ADJUSTMENTS        PRO FORMA
                                              -----------    -----------   -----------       -----------
Net sales                                     $ 4,686,139    $   825,153   $        --       $ 5,511,292

Costs and expenses (income):
    Cost of sales                               4,346,460        774,297        18,711 (a)     5,139,468
    Selling and administrative                    255,012         41,463       (17,312)(b)       279,163
    Interest expense                               50,413          2,806         4,286 (c)        57,505
    Interest income and other                      (6,966)            --          (141)(d)        (7,107)
                                              -----------    -----------   -----------       -----------

        Total costs and expenses                4,644,919        818,566         5,544         5,469,029
                                              -----------    -----------   -----------       -----------

Income before taxes                                41,220          6,587        (5,544)           42,263
Taxes on income                                    16,611          2,832        (2,415)(e)        17,028
                                              -----------    -----------   -----------       -----------


 Net income                                   $    24,609    $     3,755   $    (3,129)      $    25,235
                                              ===========    ===========   ===========       ===========


Basic income per share                        $      0.56                                    $      0.48
                                              ===========                                    ===========

Diluted income per share                      $      0.52                                    $      0.46
                                              ===========                                    ===========

Weighted average shares outstanding:
     Basic                                         44,175                        8,000(f)         52,175
     Diluted                                       50,601                        8,000(g)         58,601

PRO FORMA COMBINING INCOME STATEMENT INFORMATION
FOR FLEMING 52 WEEKS ENDED APRIL 20, 2002
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          PRO FORMA
                                         FLEMING        CORE-MARK        ADJUSTMENTS          PRO FORMA
                                       ------------    ------------      ------------       ------------
Net sales                              $ 16,106,882    $  3,495,911      $         --       $ 19,602,793

Costs and expenses (income):
    Cost of sales                        14,943,544       3,280,336            77,425 (a)     18,301,305
    Selling and administrative              898,289         169,004           (64,999)(b)      1,002,294
    Interest expense                        158,445          11,841            11,209 (c)        181,495
    Interest income and other               (22,098)             --              (736)(d)        (22,834)
    Impairment/restructuring charge           3,264              --                --              3,264
    Litigation charge                        48,628              --                --             48,628
                                       ------------    ------------      ------------       ------------

        Total costs and expenses         16,030,072       3,461,181            22,899         19,514,152
                                       ------------    ------------      ------------       ------------

Income before taxes                          76,810          34,730           (22,899)            88,641
Taxes on income                              40,890          15,467           (13,467)(e)         42,890
                                       ------------    ------------      ------------       ------------

Net income                             $     35,920    $     19,263      $     (9,432)      $     45,751
                                       ============    ============      ============       ============

Basic income per share                 $       0.82                                         $       0.88
                                       ============                                         ============

Diluted income per share               $       0.79                                         $       0.85
                                       ============                                         ============

Weighted average shares outstanding:
     Basic                                   43,813                             8,000(f)         51,813
     Diluted                                 50,866                             3,045(g)         53,911

NOTES TO UNAUDITED PRO FORMA COMBINING INCOME STATEMENTS
(DOLLARS IN THOUSANDS)

Fleming's Financial Statements for the 52 weeks ended December 29, 2001 reflect the retroactive reclassification to decrease net sales and cost of sales by approximately $70 million with no effect on gross margin due to the adoption of EITF 01-9. Core-Mark early adopted EITF 01-9 in 2001.

For the purpose of determining the pro forma effect of the transactions on Fleming's Consolidated Income Statement for the 52 weeks ended April 20, 2002, the Consolidated Income Statement information for Fleming's 16 weeks ended April 20, 2002 was combined with the Consolidated Income Statement information for Fleming's 52 weeks ended December 29, 2001, and the Consolidated Income Statement information for Fleming's 16 weeks ended April 21, 2001 was subtracted. Fleming has presented information for the 52 weeks ended April 20, 2002 because Fleming's first quarter of 2001 includes results related to our disposition of conventional retail operations.

For the purpose of determining the pro forma effect of the transactions on Fleming's Consolidated Income Statements for the 52 weeks ended December 29, 2001, the 16 weeks ended April 20, 2002 and the 52 weeks ended April 20, 2002, the following pro forma adjustments have been made:

(a)     The adjustment to cost of sales reflects the following:


                                                                FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                               ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                      2001          APRIL 20, 2002    APRIL 20, 2002
                                                               ------------------   --------------    ---------------
Reclass Core-Mark distribution and warehouse expense from
    selling and administrative (see note (b))............         $   76,680          $   18,711          $ 77,425
                                                                  ==========          ==========          ========

(b)     The adjustment to selling and administrative reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                             2001          APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Reclass Core-Mark distribution and warehouse expense to cost
    of sales (see note (a))..........................................   $(76,680)             $ (18,711)         $(77,425)
Eliminate Core-Mark goodwill amortization............................     (2,083)                    --            (1,562)
Amortize goodwill acquired as a result of the transaction
    (estimate of 20 years)...........................................     11,190                     --             8,393
Amortize other intangible assets acquired as a result of the
    transaction (estimate of 10 years)...............................      5,595                  1,399             5,595
                                                                        --------              ---------          --------

                                                                        $(61,978)             $ (17,312)         $(64,999)
                                                                        ========              =========          ========



(c)     The adjustment for interest expense reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                             2001          APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Reclassify Core-Mark interest income from interest
    expense (see note (d))...............................               $      834            $    141            $    736
Eliminate Core-Mark interest expense to reflect debt
    repayment............................................                  (13,229)             (2,947)            (12,577)
Reflect Fleming interest expense on new financing to fund
    the transaction......................................                   23,050               7,092              23,050
                                                                        ----------            --------            --------

                                                                        $   10,655            $  4,286            $ 11,209
                                                                        ==========            ========            ========

(d)     The adjustment for interest income and other reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                             2001          APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Reclassify Core-Mark interest income from interest expense
    (see note (c)).......................................                $  (834)             $  (141)           $  (736)
                                                                         =======              =======            =======

(e)     The adjustment for taxes on income reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                             2001          APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Eliminate Core-Mark taxes on income................................       $ (14,268)          $  (2,832)        $(15,467)
Reflect tax provision on Core-Mark results of operations net
    of pro forma adjustments.......................................            (741)                417            2,000
                                                                          ---------           ---------         --------

                                                                          $ (15,009)          $  (2,415)        $(13,467)
                                                                          =========           =========         ========

(f) The adjustment for basic weighted average shares outstanding reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                              2001         APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Reflect Fleming common shares issued to partially fund the
    transaction (assuming no exercise of the underwriters'
    over-allotment option)..........................................        8,000               8,000            8,000
                                                                            =====               =====            =====

(g) The adjustment for diluted weighted average shares outstanding reflects the following:

                                                                       FLEMING 52 WEEKS      FLEMING 16        FLEMING 52
                                                                      ENDED DECEMBER 29,     WEEKS ENDED      WEEKS ENDED
                                                                             2001          APRIL 20, 2002    APRIL 20, 2002
                                                                      ------------------   --------------    ---------------
Reflect Fleming common shares issued to partially fund the
    transaction (assuming no exercise of the underwriters'
    over-allotment option)..........................................        8,000               8,000            8,000
Reflect adjustment to Fleming's diluted weighted average
    shares outstanding due to the impact of Fleming's 5 1/4%
    convertible notes (anti-dilutive for the 52 weeks ended
    April 20, 2002).................................................           --                  --           (4,955)
                                                                            -----               -----           ------
                                                                            8,000               8,000            3,045
                                                                            =====               =====           ======

         (c)   Exhibits

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
  23                      Consent of Deloitte & Touche LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FLEMING COMPANIES, INC.

                                  By: /s/  MATTHEW H. HILDRETH
                                      ---------------------------------------
                                      Matthew H. Hildreth
                                      Senior Vice President -- Finance
                                      and Treasurer


Dated:  May 20, 2002

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
  23                      Consent of Deloitte & Touche LLP.